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                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 15, 2000, except as to Note 13, which is as of March 22, 2000, relating to the financial statements of 800.COM, Inc. which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Portland, Oregon
March 22, 2000